UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 3, 2016

GCP APPLIED TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-37533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

c/o 62 Whittemore Avenue
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 876-1400
(Registrant’s Telephone Number, Including Area Code)

 c/o 7500 Grace Drive
Columbia, Maryland 21044-4098
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GCP APPLIED TECHNOLOGIES INC.
FORM 8-K
CURRENT REPORT

Item 1.01.                                          Entry into a Material Definitive Agreement.

On February 3, 2016, GCP Applied Technologies Inc. (“GCP”) entered into a Credit Agreement (the “Credit Agreement”), by and among GCP, as the borrower, Grace Construction Products Limited, a limited liability company incorporated under the laws of England and Wales, and Grace NV, a public limited liability company (naamloze vennootschap/société anonyme) organized and existing under the laws of Belgium, together as the European borrowers (the “European Borrowers”), each lender from time to time party thereto and Deutsche Bank AG New York Branch, as the administrative agent. The Credit Agreement provides for new senior secured credit facilities (the “Credit Facilities”) in an aggregate principal amount of $525.0 million, consisting of term loans (the “Term Loans”) in an aggregate principal amount of $275.0 million maturing in 2022 and of revolving loans (the “Revolving Loans”) in an aggregate principal amount of $250.0 million maturing in 2021, which were undrawn at closing. The European Borrowers may draw upon the Revolving Loans up to a sublimit of $50.0 million.

Subject to customary conditions and restrictions, GCP may obtain incremental term loans, revolving loans and/or notes in an aggregate amount not to exceed (a) $175.0 million, plus (b) the amount of all voluntary prepayments and commitment reductions under the Credit Facilities, plus (c) additional amounts provided, in the case of clause (c), the total secured leverage ratio calculated on a pro forma basis is equal to or less than 1.00:1.00.

GCP used certain of the proceeds from the Credit Facilities to fund a distribution to W. R. Grace & Co. (“Grace”) in an amount of $250.0 million in connection with the Separation and Distribution as described in Item 2.01 below, and will use the remainder of the proceeds (i) to pay fees and expenses related to the spin-off from Grace, borrowings under the Credit Facilities and any related transactions and (ii) for general corporate purposes.

The interest rate per annum applicable to the Term Loans under the Credit Facilities is equal to, at GCP’s option, either a base rate plus a margin of 3.50% or LIBOR plus a margin of 4.50%. The interest rate per annum applicable to the Revolving Loans is equal to, at GCP’s option, either a base rate plus a margin ranging from 0.50% to 1.00% or LIBOR plus a margin ranging from 1.50% to 2.00%, in either case based upon the total leverage ratio of GCP and its restricted subsidiaries. The LIBOR rate with respect to the Term Loans is subject to a “floor” of 0.75%. In addition, GCP will pay a commitment fee on the unused portion of the Revolving Loan commitments of 0.375% per annum times the daily amount by which the aggregate U.S. revolving commitments exceed the sum of (i) the outstanding amount of Revolving Loans and (ii) the outstanding amount of letter of credit obligations.

The Term Loans will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount thereof. The Revolving Loans are not subject to interim amortization. The Term Loans are subject to standard mandatory prepayment provisions including (1) 100% of the net cash proceeds from issuances or incurrence of debt by GCP or any of its restricted subsidiaries (other than with respect to certain permitted indebtedness); (2) 100% of the net cash proceeds from certain sales or other dispositions of assets by GCP or any of its restricted subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; and (3) 50% (with step-downs to 25% and 0% based upon achievement of specified first lien leverage ratios) of annual (commencing with the 2017 fiscal year) excess cash flow of GCP and its restricted subsidiaries, subject to customary exceptions and limitations.

The Credit Facilities will be guaranteed, jointly and severally, by certain of GCP’s existing and future wholly owned domestic subsidiaries (the “Guarantors”) and secured by a first-priority security interest in substantially all of the assets of GCP and the Guarantors. The Credit Facilities contain customary covenants that, among other things, restrict, subject to certain exceptions, GCP and its restricted subsidiaries’ ability to grant liens on GCP and its restricted subsidiaries’ assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and pay certain dividends and other restricted payments. The Credit Facilities require GCP to comply with financial maintenance covenants to be tested quarterly, consisting of a maximum total leverage ratio and minimum interest coverage ratio.

The Credit Facilities also contain certain customary events of default, including, but not limited to: (i) failure to pay principal, interest, fees or other amounts under the Credit Agreement when due, taking into account any applicable grace period; (ii) any representation or warranty proving to have been incorrect in any material respect when made; (iii) failure to perform or observe covenants or other terms of the Credit Agreement subject to certain grace periods; (iv) a cross-default and cross-acceleration with certain other material debt; (v) bankruptcy events; (vi) certain defaults under ERISA; and (vii) the invalidity or impairment of security interests.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.01.                                          Completion of the Acquisition or Disposition of Assets.

As previously reported, on January 27, 2016, GCP entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Grace and its wholly owned subsidiary W. R. Grace & Co.-Conn. (“Grace Conn”), pursuant to which Grace agreed to transfer its construction products business, and its packaging technologies business operated under the “Darex” name, to GCP (the “Separation”), and distribute all of the Grace-owned common stock of GCP to Grace’s stockholders in a distribution intended to be generally tax-free to Grace’s stockholders (the “Distribution”). The Separation and the Distribution were completed on February 3, 2016. The Distribution, which was effective at 6:00 p.m., Eastern Time, on February 3, 2016 (the “Effective Time”), was made to Grace stockholders of record as of the close of business on January 27, 2016 (the “Record Date”). One share of GCP common stock was distributed for each share of Grace common stock held as of the Record Date. Grace did not distribute fractional shares of GCP common stock in the Distribution. Fractional shares to which Grace stockholders would have otherwise been entitled were aggregated by the distribution agent and are for sale in the public market. In accordance with the Separation Agreement, the net cash proceeds of these sales will be distributed pro rata to those Grace stockholders who would otherwise have been entitled to receive a fractional share in the Distribution.
Prior to the Distribution, GCP completed (i) a cash distribution to Grace Conn, in the amount of $500.0 million in connection with the Separation and Distribution, funded from the proceeds of the sale of GCP’s 9.500% Senior Notes due 2023, as described in GCP’s Current Report on Form 8-K filed on January 28, 2016, and (ii) a cash distribution to Grace in the amount of $250.0 million in connection with the Separation and Distribution, funded from borrowings under the Credit Facilities, as described in Item 1.01 above.
As a result of the Distribution, GCP is now an independent public company and its common stock is listed under the symbol “GCP” on the New York Stock Exchange.
A copy of the press release issued by GCP on February 3, 2016 announcing completion of the Separation and Distribution is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officers
In connection with the Distribution, as of immediately prior to the Effective Time, Gregory E. Poling, the President of GCP, assumed the additional role of Chief Executive Officer. In addition, the following individuals became executive officers of GCP as set forth in the table below:

Dean P. Freeman	Vice President and Chief Financial Officer
John W. Kapples	Vice President, General Counsel and Secretary
Zain Mahmood	Vice President and President, Specialty Building Materials and Operations
William J. McCall	Vice President and Chief Human Resources Officer

In addition, Kenneth Korotkin was appointed Vice President, Controller and Chief Accounting Officer.

Biographical information for GCP’s executive officers can be found in the information statement dated January 21, 2016 and filed as Exhibit 99.2 to this Current Report (the “Information Statement”) under the section entitled “Management-Executive Officers Following the Distribution,” which is incorporated by reference herein.
Resignation and Appointment of Directors
On February 3, 2016, prior to the Effective Time, the Board of Directors of GCP (the “Board”) expanded its size from 4 directors to 11 directors. Effective upon such increase, each of Marcia J. Avedon, Ronald C. Cambre, Marye Anne Fox, Phillip J. Mason, Elizabeth Mora, Gregory E. Poling, and Danny R. Shepherd was elected as a director of GCP. Janice K. Henry, who had been elected to the Board effective January 12, 2016, will continue to serve as a director of GCP and as Chairperson of the Audit Committee of the Board following the Distribution. Prior to the Effective Time, Alfred E. Festa, Hudson La Force and Mark Shelnitz, who had been serving as members of the Board, ceased to be directors of GCP.
In connection with the appointment of the incoming directors, the Board was divided into three classes as follows:

•	Ms. Henry and Messrs. Poling and Shepard were appointed to serve in the first class of directors of the Board, with terms expiring at the first annual meeting of stockholders after the Effective Time;

•	Ms. Avedon, Ms. Mora and Mr. Mason were appointed to serve in the second class of directors of the Board, with terms expiring at the second annual meeting of stockholders after the Effective Time; and

•	Mr. Cambre and Ms. Fox were appointed to serve in the third class of directors of the Board, with terms expiring at the third annual meeting of stockholders after the Effective Time.

Biographical and compensation information for the directors serving at the Effective Time can be found in the Information Statement under the sections entitled “Management-Board of Directors Following the Distribution” and “Compensation Discussion and Analysis-Non-Employee Director Compensation.” These sections of the Information Statement are incorporated by reference herein.
Additionally, prior to the Effective Time, the Board established the Compensation Committee, the Corporate Responsibility Committee, and the Nominating and Governance Committee of the Board. Each of Marcia J. Avedon, Ronald C. Cambre, Marye Anne Fox, Phillip J. Mason, Elizabeth Mora, Janice K. Henry and Danny R. Shepherd were appointed to serve as members of the Compensation Committee, the Corporate Responsibility Committee, and the Nominating and Governance Committee of the Board. In addition, each of Marcia J. Avedon, Ronald C. Cambre, Marye Anne Fox, Phillip J. Mason, Elizabeth Mora and Danny R Shepherd were appointed to serves as members of the previously established Audit Committee of the Board, on which Ms. Henry serves as Chairperson. Further, the Board made the following appointments:

•	Macia J. Avedon was appointed Chairperson of the Compensation Committee;

•	Marye Anne Fox was appointed as Chairperson of the Corporate Responsibility Committee; and

•	Ronald C. Cambre was appointed as Chairperson of the Board and Chairperson of the Nominating and Governance Committee.

Adoption of Compensation and Benefit Plans
Severance Plan for Leadership Team Officers of GCP Applied Technologies Inc.
In connection with the Separation and Distribution, on February 3, 2016, GCP adopted, as of the Effective Time, the Severance Plan for Leadership Team Officers of GCP Applied Technologies Inc. (the “Executive Severance Plan”), which provides that, if the employment of an executive officer is terminated without cause prior to a change in control, he or she will be entitled to cash severance equal to one times (two times, in the case of the Chief Executive Officer) the sum of his or her base salary and target bonus. The Executive Severance Plan also provides that, upon a termination without cause prior to a change in control, an executive officer will be entitled to a prorated annual bonus for the year of termination if he or she has completed at least three months of employment in the applicable year. Payments under the Executive Severance Plan are contingent upon the executive officer’s execution and non-revocation of a release of claims and non-compete and non-solicitation of employees' covenants, in favor of GCP.
The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Executive Severance Plan, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.
GCP Applied Technologies Inc. Executive Salary Protection Plan
On February 3, 2016, GCP adopted, as of the Effective Time, the GCP Applied Technologies Inc. Executive Salary Protection Plan (the “Executive Salary Protection Plan”).
The Executive Salary Protection Plan provides that, in the event of a participant’s disability or death prior to age 70, GCP will continue to pay all or a portion of base salary to the participant or a beneficiary for a period based on the participant’s age at the time of disability or death. Payments under the plan may not exceed 100% of base salary for the first year and 60% thereafter in the case of disability (50% in the case of death). Any payment under the plan as a result of disability would be reduced by the amount of disability income received under GCP’s long-term and short-term disability plans that are generally applicable to U.S. salaried employees. The payments would be paid in installments in the form of salary continuation. All GCP executive officers are eligible to participate in the Executive Salary Protection Plan.
The foregoing description of the Executive Salary Protection Plan does not purport to be complete and is qualified in its entirety by the full text of the Executive Salary Protection Plan, which is filed as Exhibit 10.3 to this Current Report and incorporated by reference herein.
GCP Change in Control Severance Agreements
On February 3, 2016, GCP entered into, as of the Effective Time, a change in control severance agreement with each of its executive officers (each, a “CIC Severance Agreement”). The CIC Severance Agreements, which renew automatically unless the Board elects not to renew them, generally provide that, in the event of the involuntary termination of the executive officer’s employment without cause (including a constructive termination caused by a material reduction in his or her authority or responsibility or by certain other circumstances) following a change-in-control, he or she will generally receive a severance payment equal to three times the sum of his or her annual base salary plus target annual incentive compensation, subject to reduction in the case of an executive officer who is within 36 months of normal retirement age (65) or, under certain circumstances, to minimize the effect of certain excise taxes if applicable. The severance amount would be paid in a single lump-sum after termination of employment.
The foregoing description of the CIC Severance Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of the CIC Severance Agreement, which is filed as Exhibit 10.4 to this Current Report and incorporated by reference herein.

S&I Plan Replacement Payment Policy
On February 3, 2016, GCP adopted, as of the Effective Time, the S&I Plan Replacement Payment Policy, which applies to certain management employees, including GCP’s executive officers, whose annual compensation exceeds the amount permitted to be taken into account for purposes of calculating benefits under tax-qualified savings plans. Under this policy, each such employee will receive the full matching payments to which that employee would be entitled in the absence of the limitations described above and other limitations imposed under federal income tax law.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 3, 2016, GCP’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) became effective. A summary of the principal terms of the Charter and Bylaws is set forth in the section of the Information Statement entitled “Description of Capital Stock,” which summary is incorporated by reference herein. This summary of the Charter and Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report and incorporated by reference herein.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
In connection with the Separation and Distribution, effective as of February 3, 2016, GCP adopted its Corporate Governance Guidelines, Business Ethics Policy, and Conflicts of Interest Policy. Copies of the Corporate Governance Guidelines, Business Ethics Policy, and Conflicts of Interest Policy are available under the Investor Relations section of GCP’s website, www.gcpat.com. The information on GCP’s website does not constitute part of this Current Report and is not incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On February 3, 2016, Grace, as the sole stockholder of GCP, acting by written consent in lieu of GCP’s 2016 annual meeting of stockholders, approved the Charter and the Bylaws, and elected the directors for the terms and to the classes specified in Item 5.02 above under the heading “Resignation and Appointment of Directors” following the appointment of such directors by the Board.
Item 8.01 Other Events.
As described in the Information Statement, GCP adopted the GCP Applied Technologies Inc. 2016 Stock Incentive Plan (the “2016 Stock Plan”). Awards of stock options, stock appreciation rights, restricted stock, restricted stock units, and certain other awards may be granted to officers, employees, and directors of GCP under the 2016 Stock Plan, and such awards may be subject to vesting terms and conditions in the discretion of the administrator of the 2016 Stock Plan. Up to 7,000,000 shares of GCP common stock, subject to adjustment as provided under the 2016 Stock Plan, may be issued pursuant to awards granted under the 2016 Stock Plan. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2016 Stock Plan, which is attached as Exhibit 10.5 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)                                 Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of GCP Applied Technologies Inc.
3.2	Amended and Restated Bylaws of GCP Applied Technologies Inc.
10.1
Credit Agreement, dated as of February 3, 2016, by and among GCP Applied Technologies Inc., Grace Construction Products Limited, Grace NV, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the administrative agent.

10.2	Severance Plan for Leadership Team Officers of GCP Applied Technologies Inc.
10.3	GCP Applied Technologies Inc. Executive Salary Protection Plan.
10.4	Form of GCP Applied Technologies Inc. Change in Control Severance Agreement.
10.5	GCP Applied Technologies Inc. 2016 Stock Incentive Plan
99.1	Press Release of GCP Applied Technologies Inc., dated February 3, 2016.
99.2	Information Statement of GCP Applied Technologies Inc., dated January 21, 2016.

Forward-looking statements
This document, including the materials incorporated herein or filed as exhibits hereto, contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, GCP claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements or that could cause other forward-looking statements to prove incorrect include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; the effectiveness of GCP’s research and development and new product introductions; the cost and availability of raw materials and energy; foreign operations, especially in emerging regions; changes in currency exchange rates; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; acquisitions and divestitures of assets and gains and losses from dispositions; warranty and product liability claims; hazardous materials and costs of environmental compliance; the separation, such as GCP’s lack of history as a public company and the costs of the separation, GCP’s ability to realize the anticipated benefits of the separation and distribution, and the value of GCP’s common stock following the separation; and those additional factors set forth in the “Risk Factors” section of the Information Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

	By	/s/ John W. Kapples

John W. Kapples
Vice President and General Counsel

Dated: February 3, 2016

EXHIBITS

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of GCP Applied Technologies Inc.
3.2	Amended and Restated Bylaws of GCP Applied Technologies Inc.
10.1
Credit Agreement, dated as of February 3, 2016, by and among GCP Applied Technologies Inc., Grace Construction Products Limited, Grace NV, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the administrative agent.

10.2	Severance Plan for Leadership Team Officers of GCP Applied Technologies Inc.
10.3	GCP Applied Technologies Inc. Executive Salary Protection Plan.
10.4	Form of GCP Applied Technologies Inc. Change in Control Severance Agreement.
10.5	GCP Applied Technologies Inc. 2016 Stock Incentive Plan
99.1	Press Release of GCP Applied Technologies Inc., dated February 3, 2016.
99.2	Information Statement of GCP Applied Technologies Inc., dated January 21, 2016.